NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS DEBENTURE SHOULD CAREFULLY REVIEW THE TERMS OF THIS DEBENTURE, INCLUDING SECTIONS 3(C)(III) AND 19(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS DEBENTURE.

                           MAVERICK OIL AND GAS, INC.
                                     FORM OF
                          SECURED CONVERTIBLE DEBENTURE


Issuance Date:  November 16, 2006                    Principal:  U.S. $6,750,000

     FOR VALUE RECEIVED, Maverick Oil and Gas, Inc., a Nevada corporation (the "COMPANY"), hereby promises to pay to the order of _____________________ or registered assigns ("HOLDER") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "PRINCIPAL") when due, whether upon the Maturity Date (as defined below), on any Installment Date with respect to the Installment Amount due on such Installment Date (each, as defined herein), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at a rate equal to 8.00% per annum (the "INTEREST RATE"), from the date set out above as the Issuance Date (the "ISSUANCE DATE") until the same becomes due and payable, whether upon an Interest Date (as defined below), any Installment Date or the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Debenture (including all Senior Secured Convertible Debentures issued in exchange, transfer or replacement hereof, this "DEBENTURE") is one of an issue of Senior Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (collectively, the "DEBENTURES" and such other Senior Secured Convertible Debentures, the "OTHER DEBENTURES"). Certain capitalized terms used herein are defined in Section 29.

     (1) PAYMENTS OF PRINCIPAL. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. The "MATURITY DATE" shall be May 16, 2008, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default,
(ii) through the date that is ten (10) days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date, and (iii) with respect to any Deferral Amount the date to which payment of such amount is deferred pursuant to Section 8(d)).

     (2) INTEREST; INTEREST RATE. Interest on this Debenture shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears for each month on the first day of the succeeding month during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "INTEREST DATE") with the first Interest Date being the Initial Maturity Date (on which date Interest shall be paid for all amounts accrued for Interest Dates prior to and including such date). Interest shall be payable on each Interest Date, to the record holder of this Debenture on the applicable Interest Date, and to the extent that any Principal amount of this Debenture is converted prior to such Interest Date, accrued and unpaid Interest with respect to such converted Principal amount and accrued and unpaid Late Charges with respect to such Principal and Interest shall be paid through the Conversion Date (as defined below) on the next succeeding Interest Date to the record holder of this Debenture on the applicable Conversion Date, in cash ("CASH INTEREST") or, at the option of the Company, in shares of Common Stock ("INTEREST SHARES") or a combination thereof, provided that the Interest which accrued during any period may be payable in Interest Shares if, and only if, the Company delivers written notice (each, an "INTEREST ELECTION NOTICE") of such election to each holder of the Debentures on or prior to the tenth (10th) Trading Day prior to the Interest Date (each, an "INTEREST NOTICE DUE DATE"). Each Interest Election Notice must specify the amount of Interest that shall be paid as Cash Interest, if any, and the amount of Interest that shall be paid in Interest Shares. Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (a) the amount of Interest payable on such Interest Date less any Cash Interest paid and (b) the Interest Conversion Price in effect on the applicable Interest Date. If any Interest Shares are to be paid on an Interest Date, then the Company shall (X) provided that the Company's transfer agent (the "TRANSFER AGENT") is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the foregoing shall not apply, issue and deliver within three Trading Days after the applicable Interest Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled. Notwithstanding the foregoing, the Company shall not be entitled to pay Interest in Interest Shares and shall be required to pay such Interest in cash as Cash Interest on each Interest Date if, unless consented to in writing by the Holder, during the period commencing on the applicable Interest Notice Due Date through the applicable Interest Date, the Equity Conditions have not been satisfied. Prior to the payment of Interest on an Interest Date, Interest on this Debenture shall accrue at the Interest Rate. Upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to fifteen percent (15.00%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Interest Shares; provided that the Company shall not be required to pay any tax that may be payable in respect of any issuance of Interest Shares to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Interest Shares.

     (3) CONVERSION OF DEBENTURES. This Debenture shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 3.

         (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the date the Company files a certificate of amendment with the Secretary of State of Nevada authorizing an increase in the authorized shares of the Company's capital stock, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with
Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

         (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "CONVERSION RATE").

             (i) "CONVERSION AMOUNT" means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

             (ii) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, $0.80, subject to adjustment as provided herein.

         (c) Mechanics of Conversion.

             (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Company and (B) if required by Section 3(c)(iii), surrender this Debenture to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Debenture in the case of its loss, theft or destruction). On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the "SHARE DELIVERY DATE"), the Company shall (X) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Debenture is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Debenture pursuant hereto, the principal amount converted shall be deducted from the Installment Amounts relating to the Installment Dates as set forth in the Conversion Notice.

             (ii) Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "CONVERSION FAILURE"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date. If the Company complies with this Section 3(c)(ii) and makes the payments and deliveries required by the preceding sentence, the aggregate principal amount of this Debenture shall be reduced by the applicable Conversion Amount.

             (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

             (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Debentures for the same Conversion Date and the Company can convert some, but not all, of such portions of the Debentures submitted for conversion, the Company, subject to
Section 3(d), shall convert from each holder of Debentures electing to have Debentures converted on such date a pro rata amount of such holder's portion of its Debentures submitted for conversion based on the principal amount of Debentures submitted for conversion on such date by such holder relative to the aggregate principal amount of all Debentures submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Debenture, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

         (d) Limitations on Conversions.

             (i) Beneficial Ownership. The Company shall not effect any conversion of this Debenture, and the Holder of this Debenture shall not have the right to convert any portion of this Debenture pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "MAXIMUM PERCENTAGE") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Debentures or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the

Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-KSB, Form 10-K, Form 10-Q or Form 8-K, as the case may be (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

             (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Debenture if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Debentures and Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market (the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Debentures pursuant to the Securities Purchase Agreement (the "PURCHASERS") shall be issued in the aggregate, upon conversion or exercise, as applicable, of Debentures or Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Debentures issued to such Purchaser pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Debentures issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Debentures, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Debentures shall convert all of such holder's Debentures into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Debentures on a pro rata basis in proportion to the aggregate principal amount of the Debentures then held by each such holder.

     (4) RIGHTS UPON EVENT OF DEFAULT.

         (a) Event of Default. Each of the following events shall constitute an "EVENT OF DEFAULT":

             (i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Debentures for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

             (ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

             (iii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that are tendered in accordance with the provisions of the Debentures, other than pursuant to Section 3(d);

             (iv) at any time following the tenth (10th) consecutive Business Day that the Holder's Authorized Share Allocation is less than the Full Conversion Amount, except as contemplated by Section 4(q) of the Securities Purchase Agreement;

             (v) the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Debenture (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

             (vi) any default occurs and is continuing under, any redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) other than with respect to any redemption of the Other Debentures, the January Debentures or the June Debentures in accordance with their terms; provided, that in the event that any such acceleration of indebtedness is rescinded by the holders thereof prior to acceleration of this Debenture or the Other Debentures, no Event of Default shall exist as a result of such rescinded acceleration;

             (vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "BANKRUPTCY LAW"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "CUSTODIAN"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

             (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

             (ix) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

             (x) the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten
(10) consecutive Business Days, and except for breaches that are not reasonably likely to result in liability to the Company of more than $50,000 in any single instance or $100,000 in the aggregate;

             (xi) any breach or failure in any respect to comply with any of Sections 8, 10 or 15 of this Debenture;

(xii) any Event of Default (as defined in the Other Debentures, the January Debentures or the June Debentures) occurs and is continuing with respect to any Other Debentures, the January Debentures or the June Debentures;

             (xiii) breach by the Company or any of its Subsidiaries of any representation or warranty or agreement in the Security Documents, the repudiation by the Company or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against the Company or any of its Subsidiaries for any reason; or

             (xiv) breach or other failure by the Company to increase the amount of its authorized shares of Common Stock in accordance with Section 4(q) of the Securities Purchase Agreement.

         (b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Debenture or any Other Debenture, the Company shall deliver written notice thereof via facsimile and overnight courier (an "EVENT OF DEFAULT NOTICE") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Debenture (as "EVENT OF DEFAULT REDEMPTION") by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Debenture the Holder is electing to redeem; provided that upon the occurrence of any default described in Section 4(a)(vii) and 4(a)(viii), this Debenture shall automatically, and without any action on behalf of the Holder, be redeemed by the Company. Each portion of this Debenture subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the sum of the Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such sum of the Conversion Amount together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the "EVENT OF DEFAULT REDEMPTION PRICE"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13. In the event of a partial redemption of this Debenture pursuant hereto, the principal amount redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Event of Default Redemption Notice.

     (5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

         (a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by such holder and having similar ranking to the Debentures, and satisfactory to the Required Holders and (ii) unless the Fundamental Transaction would result in a Change of Control and the Company complies with the provisions of Section 5(b), the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a "PUBLIC SUCCESSOR ENTITY"). Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Debenture at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Debentures prior to such Fundamental Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Debenture; provided that, such shares need not be publicly traded if the Fundamental Transaction would result in a Change of Control and the Company complies with the provisions of Section 5(b). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

         (b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "CHANGE OF CONTROL NOTICE"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof ("CHANGE OF CONTROL REDEMPTION NOTICE") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Debenture subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price equal to the greater of (i) the product of
(x) 125% of the sum of the Conversion Amount being redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and
(y) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) 125% of the sum of the Conversion Amount being redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest (the "CHANGE OF CONTROL REDEMPTION PRICE"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to stockholders in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Debenture pursuant hereto, the principal amount redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Change of Control Redemption Notice.

     (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

         (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then, to the extent it has not received such Purchase Right as a result of the provisions of Section 16 of this Debenture, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "CORPORATE EVENT"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, (i) in addition to the shares of Common Stock, if any, receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

     (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

         (a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

             (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

             (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

             (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

             (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.001. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

             (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

         (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

     (8) COMPANY INSTALLMENT CONVERSION OR REDEMPTION.

         (a) General. On each applicable Installment Date, the Company shall pay to the Holder of this Debenture the Installment Amount as of such Installment Date by the combination of any of the following, but subject to and in accordance with the terms of this Section 8, (i) provided that during the period commencing with the Company Installment Notice (as defined below) through the applicable Installment Date, the Equity Conditions have been satisfied (or waived in writing by the Holder), by requiring the conversion of a portion of the applicable Installment Amount, in whole or in part, in accordance with this
Section 8 (a "COMPANY CONVERSION"), and/or (ii) by redeeming the applicable Installment Amount, in whole or in part, in accordance with this Section 8 (a "COMPANY REDEMPTION"); provided that all of the outstanding applicable Installment Amount as of each such Installment Date must be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. Notwithstanding the foregoing, the Company may not effect a Company Conversion under this Section in excess of 22.5% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period prior to the applicable Installment Notice Due Date. In the event that the any required stockholder approval has not been obtained prior to any Installment Notice Due Date (as hereinafter defined), the Company shall pay the applicable Installment Amount in cash by way of a Company Redemption. On or prior to the date which is the sixth (6th) Trading Day prior to each Installment Date (each, an "INSTALLMENT NOTICE DUE DATE"), the Company shall deliver written notice (each, a "COMPANY INSTALLMENT NOTICE"), to the Holder which Company Installment Notice shall state (i) the portion, if any, of the applicable Installment Amount which the Company elects to convert pursuant to a Company Conversion, which amount when added to the Company Redemption Amount must equal the applicable Installment Amount (the "COMPANY CONVERSION AMOUNT"), (ii) the portion, if any, of the applicable Installment Amount which the Company elects to redeem pursuant to a Company Redemption (the "COMPANY REDEMPTION AMOUNT"), which amount when added to the Company Conversion Amount must equal the applicable Installment Amount, and (iii) if the Company has elected, in whole or in part, a Company Conversion, then the Company Installment Notice shall certify that the Equity Conditions have been satisfied as of the date of the Company Installment Notice. Each Company Installment Notice shall be irrevocable. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 8, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice electing a Company Redemption. Except as expressly provided in this Section 8(a), the Company shall redeem and convert the applicable Installment Amount of this Debenture pursuant to this Section 8 and the corresponding Installment Amounts of the Other Debentures pursuant to the corresponding provisions of the Other Debentures in the same ratio of the Installment Amount being redeemed and converted hereunder. The Company Redemption Amount shall be redeemed in accordance with Section 8(b) and the Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(c).

         (b) Mechanics of Company Redemption. If the Company elects a Company Redemption in accordance with Section 8(a), then the Company Redemption Amount, if any, which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company on such Installment Date, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the "COMPANY INSTALLMENT REDEMPTION PRICE") equal to 100% of the Company Redemption Amount. If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (any such designation, "CONVERSION NOTICE" for purposes of this Debenture), the Holder may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price. Conversions required by this Section 8(b) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(b), but subject to Section 3(d), until the Company Installment Redemption Price (together with any interest thereon) is paid in full in cash, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

         (c) Mechanics of Company Conversion.

             (i) If the Company pays any part of an Installment Amount pursuant to a Company Conversion in accordance with Section 8(a), then, (A) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, on the Installment Date or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, within three Trading Days after the Installment Date, the Company shall, or shall cause the Transfer Agent to, issue to the Holder, for delivery on the Trading Day immediately prior to the Installment Date (or within three Trading Days after the Installment Date, as applicable), to the Holder's account with DTC (or issue and deliver within three Trading Days after the Installment Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two Business Days prior to such date, a certificate, registered in the name of the Holder or its designee, for) a number of shares of Common Stock equal to the quotient of (x) such Company Conversion Amount with respect to such amount divided by (y) the Initial Company Conversion Price (the "PRE-INSTALLMENT CONVERSION SHARES"), rounded to the nearest whole share of Common Stock. On (A) the first (1st) Trading Day following the end of the Company Conversion Measuring Period, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program or (B) the third Trading Day after the end of the Company Conversion Measuring Period if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (such applicable date, the "INSTALLMENT SETTLEMENT DATE"), the Company shall, or shall cause the Transfer Agent to, deliver to the Holder's account with DTC (or issue and deliver by such date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Securities Purchase Agreement or to such address as specified by the Holder in writing to the Company at least two Business Days prior to such date, a certificate, registered in the name of the Holder or its designee, for) a number of additional Conversion Shares, if any, equal to the Installment Balance Conversion Shares. If an Event of Default occurs during any applicable Company Conversion Measuring Period and the Holder elects an Event of Default Redemption in accordance with
Section 4(b), then, the Holder shall receive the Event of Default Redemption Price with respect to a principal amount which shall include the last Installment Amount less the Installment Amount Deemed Paid.

             (ii) Subject to the provisions of the following sentence, if the Company elects a Company Conversion and an Equity Conditions Failure occurs following the date of the Company Installment Notice and the Installment Settlement Date, then the Holder shall receive the Installment Amount less the Installment Amount Deemed Paid. If the Company fails to redeem any Company Redemption Amount on or before the applicable Installment Date or Installment Settlement Date, as applicable, by payment of such amount on the applicable Installment Date or Installment Settlement Date, as applicable, then the Holder shall have the rights set forth in Section 13(a) as if the Company failed to pay the applicable Redemption Price and all other rights under this Debenture (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(xi)). Notwithstanding anything to the contrary in this
Section 8(c), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the applicable Conversion Notice.

             (iii) If, in connection with any Company Conversion, the Company is unable to issue at the applicable Unadjusted Company Conversion Price all the shares of Common Stock that, but for the application of the Exchange Cap, the Company would have been required to issue, then (A) the Company shall deliver to the Holder shares of Common Stock in accordance with Section 8(c)(i) and (B) the Company shall pay to the Holder in cash, within five (5) Trading Days of the applicable Installment Settlement Date, an amount equal to the product of (1) the number of Exchange Cap Limitation Shares applicable to such Installment Settlement Date and (2) the excess (if any) of (x) the Adjusted Company Conversion Price over (y) the Conversion Price (the "COMPANY CONVERSION MAKE-WHOLE"). Notwithstanding the foregoing, in connection with such Company Conversion, if the Company is prohibited, pursuant to the rules and regulations of any applicable Principal Market, to effect a Company Conversion by both the delivery by the Company to the Holder of shares of Common Stock and the payment by the Company of the Company Conversion Make-Whole in cash, then (1) the Company shall pay to the Holder, in cash, on the Installment Settlement Date, an amount equal to the product of (A) the number of Exchange Cap Limitation Shares applicable to such Installment Settlement Date multiplied by (B) such Adjusted Company Conversion Price and upon such payment the Company's obligations to such Holder with respect to such Company Conversion shall be deemed to be fully satisfied (the "EXCHANGE CAP INSTALLMENT PAYMENT"), and (2) such Holder shall return to the Company on or before such Installment Settlement Date any shares of Common Stock issued to such Holder by the Company in connection with such Company Conversion; provided that in the event that the Holder cannot return any such shares of Common Stock to the Company, the Company shall pay to the Holder, in lieu of the foregoing, an amount in cash equal to the difference between (x) the Exchange Cap Installment Payment and (y) the product of (I) the number of Pre-Installment Conversion Shares issued to the Holder multiplied by (II) the applicable Unadjusted Initial Company Conversion Price.

         (d) Deferred Installment Amount. Notwithstanding any provision of this
Section 8 to the contrary, the Holder may, at its option and in its sole discretion, deliver a notice to the Company at least five (5) Trading Days prior to any applicable Installment Date electing to have all or any portion of the Installment Amount payable on such Installment Date deferred (such amount, the "DEFERRAL AMOUNT"). Any notice delivered by the Holder pursuant to this Section 8(d) shall set forth (A) the Deferral Amount and (B) the date such Deferral Amount shall now be payable, which date shall be a date selected by such Holder not to exceed twenty four (24) months from the date of the original Installment Date, and provided that no more than three Installment Amounts may be deferred to any one date pursuant to this Section 8(d).

     (9) COMPANY'S RIGHT OF MANDATORY CONVERSION.

         (a) Mandatory Conversion. If at any time from and after the Effective Date (as defined in the Registration Rights Agreement) (the "MANDATORY CONVERSION ELIGIBILITY DATE"), (i) the Closing Sale Price of the Common Stock for each Trading Day of any five (5) consecutive Trading Day period following the applicable Mandatory Conversion Eligibility Date (the "MANDATORY CONVERSION MEASURING PERIOD") equals or exceeds 125% of the Conversion Price on the Closing Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Subscription Date),
(ii) the Equity Conditions shall have been satisfied (or waived in writing by the Holder) during the period commencing on the Mandatory Conversion Notice Date through the applicable Mandatory Conversion Date (each, as defined below), (iii) at the time of, or prior to, any exercise of the Company's rights under this
Section 9(a), the Company shall have paid at least $35,000,000 to redeem, in whole or in part, the Debentures, the January Debentures and/or the June Debentures and (iv) provided that the Holder is not in possession of any material, nonpublic information relating to the Company or its Subsidiaries, the Company shall have the right to require the Holder to convert up to that portion of the Principal amount of this Debenture, subject to Section 9(b) below, equal to no more than (when aggregated together with the conversion of all Other Debentures pursuant to Section 9(a) of such Other Debentures) 25% of the dollar trading volume of the Company's Common Stock for the previous 20 consecutive Trading Days, as designated in the Mandatory Conversion Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a "MANDATORY CONVERSION") (provided, that for purposes of applying Section 3(c) as required by this sentence, the "Conversion Notice" shall be deemed to the "Mandatory Conversion Notice"). The Company may exercise its right to require conversion under this
Section 9(a) by delivering within not more than five (5) Trading Days after the end of the Mandatory Conversion Measuring Period, (i) a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Debentures and the Transfer Agent (the "MANDATORY CONVERSION NOTICE", and the date all of the holders received such notice by facsimile is referred to as the "MANDATORY CONVERSION NOTICE DATE") and (ii) Additional Warrants. The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with Section 9(a), which Trading Day shall be at least twenty (20) Business Days but not more than sixty (60) Business Days following the end of the Mandatory Conversion Notice Date (the "MANDATORY CONVERSION DATE"), (ii) the aggregate Conversion Amount of the Debentures subject to mandatory conversion from the Holder and all of the holders of the Other Debentures pursuant to this Section 9 (and analogous provisions under the Other Debentures) and (iii) the number of shares of Common Stock to be issued to such Holder on the Mandatory Conversion Date. Any shares of Common Stock delivered in connection with a Mandatory Conversion hereunder shall be accompanied by any accrued and unpaid Interest with respect to such Conversion Amount subject to such Mandatory Conversion and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest.

         (b) Pro Rata Conversion Requirement. If the Company elects to cause a conversion of any Conversion Amount of this Debenture pursuant to Section 9(a), then it must simultaneously take the same action in the same proportion with respect to the Other Debentures. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Debenture required to be converted on the Mandatory Conversion Date. If the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 3(c) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

     (10) HOLDER'S RIGHTS OF OPTIONAL REDEMPTION.

         (a) At any time after the Effective Date (as defined in the Registration Rights Agreement), the Holder shall have the right, in its sole discretion, to require that the Company redeem up to an amount equal to the product of (X) the number of shares of Common Stock that is 20% of the aggregate trading volume (as reported by Bloomberg) of the Common Stock over the prior twenty (20) Trading Day period, multiplied by (Y) the Holder Optional Redemption Price (the "OPTIONAL REDEMPTION AMOUNT") by delivering written notice thereof (a "HOLDER OPTIONAL REDEMPTION NOTICE") to the Company. The Holder Optional Redemption Notice shall indicate (i) the Optional Redemption Amount and (ii) the date of such redemption (the "OPTIONAL REDEMPTION EXERCISE DATE"); provided, however, that such Optional Redemption Exercise Date shall not be less than three (3) Business Days after the date of delivery of such Holder Optional Redemption Notice. The Company shall have the option to redeem the Optional Redemption Amount in cash (a "HOLDER OPTIONAL CASH REDEMPTION") and/or in Common Stock (a "HOLDER OPTIONAL COMMON STOCK CONVERSION"). Within two (2) Business Days of the date of the Holder Optional Redemption Notice, the Company shall respond (such response, the "COMPANY OPTIONAL REDEMPTION RESPONSE NOTICE") to the Holder Optional Redemption Notice and notify the Holder of (i) the portion, if any, of the applicable Optional Redemption Amount which the Company elects to convert pursuant to a Holder Optional Common Stock Conversion, which amount when added to the Holder Optional Cash Redemption Amount must equal the applicable Optional Redemption Amount (the "HOLDER OPTIONAL COMMON STOCK CONVERSION AMOUNT"), (ii) the portion, if any, of the applicable Optional Redemption Amount which the Company elects to redeem pursuant to a Holder Optional Cash Redemption (the "HOLDER OPTIONAL CASH REDEMPTION AMOUNT"), which amount when added to the Holder Optional Common Stock Conversion Amount must equal the applicable Optional Redemption Amount and (iii) if the Company has elected, in whole or in part, a Holder Optional Common Stock Conversion, then the Company Optional Redemption Response Notice shall certify that the Equity Conditions have been satisfied as of the date of the Company Optional Redemption Response Notice. The portion of this Debenture subject to redemption pursuant to this Section 10 shall be redeemed by the Company on the applicable Optional Redemption Exercise Date in either cash at a price equal to the Holder Optional Cash Redemption Amount being redeemed (the "HOLDER OPTIONAL CASH REDEMPTION PRICE") or in Common Stock in an amount equal to the Holder Optional Common Stock Conversion Amount.

         (b) Mechanics of a Holder Optional Cash Redemption. If the Company elects a Holder Optional Cash Redemption in accordance with Section 10(a), then the Holder Optional Cash Redemption Amount which is to be paid to the Holder on the applicable Optional Redemption Exercise Date shall be redeemed by the Company on such Optional Redemption Exercise Date, and the Company shall pay to the Holder on such Optional Redemption Exercise Date, by wire transfer of immediately available funds, an amount in cash equal to 100% of the Holder Optional Cash Redemption Price. If the Company fails to redeem the Holder Optional Cash Redemption Amount on the applicable Optional Redemption Exercise Date by payment of the Holder Optional Cash Redemption Price on such date, then at the option of the Holder designated in writing in a Conversion Notice to the Company, the Holder may require the Company to convert all or any part of the Holder Optional Cash Redemption Amount at the Holder Optional Redemption Price. Conversions required by this Section 10(b) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this
Section 10(b), but subject to Section 3(d), until the Holder Optional Cash Redemption Price (together with any interest thereon) is paid in full, the Holder Optional Cash Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to
Section 3.

         (c) Mechanics of a Holder Optional Common Stock Conversion. Subject to
Section 3(d), if the Company delivers a Company Optional Redemption Response Notice and elects, or is deemed to have elected, in whole or in part, a Holder Optional Common Stock Conversion in accordance with Section 10(a), then the applicable Holder Optional Common Stock Conversion Amount shall be converted as of the applicable Optional Redemption Exercise Date by converting on such Optional Redemption Exercise Date such Holder Optional Common Stock Conversion Amount at the Holder Optional Redemption Price; provided that the Equity Conditions have been satisfied (or waived in writing by the Holder) on such Optional Redemption Exercise Date. If the Equity Conditions are not satisfied (or waived in writing by the Holder) on such Optional Redemption Exercise Date, then at the option of the Holder designated in writing to the Company, the

Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Holder Optional Common Stock Conversion Amount (such designated amount is referred to as the "COMMON STOCK OPTIONAL REDEMPTION AMOUNT") on such Optional Redemption Exercise Date and the Company shall pay to the Holder on such Optional Redemption Exercise Date, by wire transfer of immediately available funds, an amount in cash equal to such Common Stock Optional Redemption Amount or (ii) the Holder Optional Common Stock Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Holder Optional Common Stock Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Debenture with respect to such amount of the Holder Optional Common Stock Conversion Amount; provided, however, that the Conversion Price for such unconverted Holder Optional Common Stock Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Holder Optional Redemption Price as in effect on the date on which the Holder voided the Holder Optional Common Stock Conversion (calculated based on the immediately preceding five (5) consecutive Trading Days) and (B) the Holder Optional Redemption Price as in effect on the date on which the Holder delivers a Holder Optional Redemption Notice relating thereto. If the Company fails to redeem any Common Stock Optional Redemption Amount on or before the applicable Optional Redemption Exercise Date by payment of such amount on the applicable Optional Redemption Exercise Date, then the Holder shall have the rights set forth in
Section 13(a) as if the Company failed to pay the applicable Redemption Price and all other rights under this Debenture (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(xi)). Notwithstanding anything to the contrary in this Section 10(c), but subject to
Section 3(d), until the Company delivers Common Stock representing the Holder Optional Common Stock Conversion Amount to the Holder, the Holder Optional Common Stock Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3.

     (11) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take all action as may be required to protect the rights of the Holder of this Debenture.

     (12) RESERVATION OF AUTHORIZED SHARES.

         (a) Reservation. No later than the Stockholder Approval Deadline (as defined in the Securities Purchase Agreement), the Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Debentures equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Debenture as of the Issuance Date and so long as any of the Debentures are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Debentures then outstanding pursuant to Sections 2 and 3; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "REQUIRED RESERVE AMOUNT"). The initial number of shares of Common Stock reserved for conversions of the Debentures and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Debentures based on the principal amount of the Debentures held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the "AUTHORIZED SHARE ALLOCATION"). In the event that a holder shall sell or otherwise transfer any of such holder's Debentures, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the principal amount of the Debentures then held by such holders.

         (b) Insufficient Authorized Shares. If at any time on and after the Stockholder Approval Deadline while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures at least a number of shares of Common Stock equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence and except as contemplated by
Section 4(q) of the Securities Purchase Agreement, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

     (13) HOLDER'S REDEMPTIONS.

         (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. The Company shall deliver to the Holder the amounts required to be paid pursuant to
Section 15(e)(i) within five Business Days after the Company's delivery to the Holder of an Asset Sale Notice. The Company shall deliver the applicable Barnett Shale Property Sale Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Barnett Shale Property Sale Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise. The Company shall deliver the applicable Company Installment Redemption Price to the Holder on the applicable Installment Date. In the event of a redemption of less than all of the Conversion Amount of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Debenture representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Debenture, or issue a new Debenture (in accordance with Section 19(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Debenture or such new Debentures shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and
(B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

         (b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Debentures, the January Debentures or the June Debentures for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in
Section 4(b), Section 5(b) or Section 10 (each, an "OTHER REDEMPTION NOTICE"), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period; provided, that if the aggregate principal amount of Senior Debentures to be redeemed exceeds the amount of funds available for such redemption, the Company shall redeem the Senior Debentures from the holders thereof on a pro rata basis based on each holder's relative ownership of all Senior Debentures; provided, further, that with respect to each holder of Senior Debentures, the Company shall (1) first, redeem the January Debentures in accordance with the terms of the January Debentures as in effect on the date hereof, (2) second, to the extent the Company has remaining cash proceeds after so redeeming the January Debentures, redeem the June Debentures in accordance with the terms of the June Debentures as in effect on the date hereof and (3) third, to the extent the Company has remaining cash proceeds after so redeeming the January Debentures and the June Debentures, redeem the Debentures in accordance with the terms hereof and thereof on a pro rata basis with such proceeds.

     (14) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Debenture, except as required by law, including, but not limited to, the General Corporation Law of the State of Nevada, and as expressly provided in this Debenture.

     (15) COVENANTS.

         (a) Rank. All payments due under this Debenture (a) shall rank pari passu with all Other Debentures and with the January Debentures and the June Debentures and (b) shall be senior in right of payment to all other Indebtedness of the Company and its Subsidiaries.

         (b) Incurrence of Indebtedness. So long as this Debenture is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Debenture and the Other Debentures, (ii) the Indebtedness evidenced by the January Debentures and the June Debentures, (iii) Permitted Indebtedness and
(iv) up to $50,000,000 in the aggregate of Indebtedness that is junior or pari passu to the Indebtedness evidenced by this Debenture and the Other Debentures; provided, in the case of (iv), that the Company has previously paid at least $35,000,000 to redeem, in whole or in part, the Debentures, the January Debentures and/or the June Debentures.

         (c) Existence of Liens. So long as this Debenture is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "LIENS") other than Permitted Liens and Liens securing the January Debentures and the June Debentures.

         (d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly,

             (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such, other than as required under the Warrants or the warrants issued in connection with the January Debentures and the June Debentures;

             (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company, other than as required under the Warrants or the warrants issued in connection with the January Debentures and the June Debentures; or

             (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company, except a payment of interest or principal at the stated maturity thereof and except for payments of principal, interest and other amounts under the Other Debentures and under the January Debentures and the June Debentures.

         (e) Asset Sales; Barnett Shale Property Sale.

             (i) Except as provided in clause (ii) below, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale (including, without limitation, any Barnett Shale Property Sale) unless:

                  (A) the Company (or the applicable Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (B) at least 85% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash.

         Promptly, and in any event no later than one (1) Business Day after the occurrence of an Asset Sale, the Company shall deliver written notice thereof via facsimile and overnight courier (an "ASSET SALE Notice") to the Holder and each other holder of any Senior Debentures, which Asset Sale Note shall state
(i) the cash proceeds of such Asset Sale, (ii) the Asset Sale Redemption Date (as defined below) and (iii) the amounts to be paid by the Company pursuant to this Section 15(e)(i). The Company shall, at least three (3) Business Days but no later than five (5) Business Days after the delivery of such Asset Sale Notice to the Holder and each other holder of any Senior Debentures (the "ASSET SALE REDEMPTION DATE"), redeem with the cash proceeds of such Asset Sale this Debenture and each of the other Senior Debentures; provided, that if the cash proceeds of such Asset Sale are less than the amount required to pay in full in cash the aggregate principal amount of Senior Debentures, plus any premium and accrued and unpaid interest thereon, plus any Late Charges or other amounts due under the Senior Debentures, then the Company shall redeem the Senior Debentures from the holders thereof on a pro rata basis based on each holder's relative ownership of all Senior Debentures; provided, further, that with respect to each holder of Senior Debentures, the Company shall (1) first, pay to each holder of any January Debentures, the Barnett Shale Sale Redemption Premium (as defined below) applicable to each such holder's January Debentures, in an aggregate amount with respect to all January Debentures of up to $5,000,000 (which payment of premium shall not result in a reduction of the principal amount of the January Debentures), (2) second, to the extent the Company has remaining cash proceeds after so paying the premium on the January Debentures, pay to each holder of any June Debentures the Barnett Shale Sale Redemption Premium applicable to each such holder's June Debentures, in an aggregate amount with respect to all June Debentures of up to $2,500,000 (which payment of premium shall not result in a reduction of the principal amount of the June Debentures),
(3) third, to the extent the Company has remaining cash proceeds after so paying the premium on the January Debentures and the June Debentures, redeem the outstanding principal amount of the January Debentures at 100% of the then outstanding principal amount thereof, plus all accrued and unpaid interest with respect to such principal amount and accrued and unpaid late charges with respect to such principal amount and interest , (4) fourth, to the extent the Company has remaining cash proceeds after so paying the amounts set forth in clauses (1) through (3), redeem the June Debentures at 100% of the then outstanding principal amount thereof, plus all accrued and unpaid interest with respect to such principal amount and accrued and unpaid late charges with respect to such principal amount and interest and (5) fifth, to the extent the Company has remaining cash proceeds after so paying the amounts set forth in clauses (1) through (4), redeem the Debentures in accordance with the terms hereof and thereof on a pro rata basis with such proceeds; provided, however, that the Company shall not be required, as a result of the provisions of this
Section 15(e)(i), to (A) use more than 25% of such cash proceeds in excess of $35,000,000 to redeem the Debentures or (B) redeem in the aggregate more than $30,000,000 principal amount of Senior Debentures. Each portion of this Debenture subject to redemption by the Company pursuant to this Section 15(e) shall be redeemed by the Company in cash at a price equal to the principal amount of this Debenture being redeemed plus accrued and unpaid Interest with respect to such Principal and accrued and unpaid Late Charges with respect to such Principal and Interest. For purposes of this Section 15(e)(i), the term "BARNETT SHALE SALE REDEMPTION PREMIUM" means an amount in cash equal to the product of (x) 25% and (y) the principal amount of the January Debentures or June Debentures, as applicable, being redeemed. Redemptions required by this
Section 15(e)(i) shall be made in accordance with the provisions of Section 13. In the event of a partial redemption of this Debenture pursuant hereto, the principal amount redeemed shall be deducted from the Installment Amounts relating to the applicable Installment Dates as set forth in the Asset Sale Redemption Notice.

             (ii) The Company shall use its best efforts to obtain from an unaffiliated third party on or prior to December 31, 2006 (the "BID DEADLINE") a bona fide offer (as mutually agreed by the Company and the Required Holders) to purchase the Barnett Shale Property (a "BARNETT SHALE PROPERTY SALE") and to consummate such Barnett Shale Property Sale on or prior to February 28, 2007 (the "SALE DEADLINE") at a purchase price that a nationally recognized independent investment bank or a comparable organization satisfactory to the Required Holders and the Company determines, in a written opinion delivered to the Holder (a "BANK OPINION LETTER"), represents the fair market value of the Barnett Shale Property; provided, however, that if the cash consideration to be paid to the Company pursuant to such Barnett Shale Property Sale that is accompanied by a Bank Opinion Letter is less than $35,000,000, the Company shall not consummate such sale without the consent of the Required Holders; and provided, further, however, that the Company shall not reject any offer or bid for the Barnett Shale Property or voluntarily terminate negotiations with any other Person with respect thereto, without the prior written consent of the Required Holders. If the Company has not so (x) obtained a bona fide offer to purchase the Barnett Shale Property on or prior to the Bid Deadline or (y) consummated a Barnett Shale Property Sale on or prior to the Sale Deadline, as applicable, then in each case the Company shall immediately notify the Holder in writing thereof (a "BARNETT SHALE PROPERTY SALE FAILURE NOTICE"), and the Holder shall have the right, in its sole discretion, to require that the Company redeem (each, a "BARNETT SHALE PROPERTY SALE REDEMPTION") up to the Principal amount of this Debenture plus accrued and unpaid Interest with respect to such Principal and accrued and unpaid Late Charges with respect to such Principal and Interest (the "BARNETT SHALE PROPERTY SALE REDEMPTION AMOUNT"). The Holder may exercise its redemption rights pursuant to this Section 15(e)(ii) by delivering written notice thereof (a "BARNETT SHALE PROPERTY SALE REDEMPTION NOTICE") to the Company no later than twenty (20) Business Days after the Holder has received a

Barnett Shale Property Sale Failure Notice from the Company. The Barnett Shale Property Sale Redemption Notice shall indicate the amount of the applicable Barnett Shale Property Sale Redemption Amount that the Holder is electing to have redeemed on the Barnett Shale Property Sale Redemption Exercise Date and the date of such redemption (the "BARNETT SHALE PROPERTY SALE REDEMPTION EXERCISE DATE"); provided, however, that such Barnett Shale Property Sale Redemption Exercise Date shall not be less than two (2) Business Days after the date of delivery to the Company of such Barnett Shale Property Sale Redemption Notice. The portion of this Debenture subject to redemption pursuant to this
Section 15(e)(ii) shall be redeemed by the Company in cash on the applicable Barnett Shale Property Sale Redemption Exercise Date at a price equal to the Barnett Shale Property Sale Redemption Amount being redeemed (the "BARNETT SHALE PROPERTY SALE REDEMPTION PRICE").

             (iii) Upon the Company's receipt from any of the holders of the Other Debentures, the January Debentures or the June Debentures of a Barnett Shale Property Sale Redemption Notice under the corresponding provisions of those debentures(each, an "OTHER REDEMPTION NOTICE"), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Barnett Shale Property Sale Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Barnett Shale Property Sale Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Barnett Shale Property Sale Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Barnett Shale Property Sale Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of such debentures (including the Holder) based on the principal amount of such debentures submitted for redemption pursuant to such Barnett Shale Property Sale Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period; provided, that such pro rata redemption shall not relieve the Company of its obligation to pay to the Holder the full amount of the Holder's Barnett Shale Property Sale Redemption Amount.

             (iv) Except as otherwise provided herein, to the extent the terms of this Debenture permit or require the Company to redeem all or a portion of the January Debentures or the June Debentures, any principal amounts so redeemed shall be treated by the Holder owning such January Debenture or June Debenture as a reduction in the outstanding principal amount of such January Debenture or June Debenture.

         (f) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for, in the following order: (i) payment of the fees and expenses associated with the sale of the Securities; (ii) payment of outstanding trade payables associated with the Barnett Shale and Fayetteville Shale projects;
(iii) funding required in connection with the Barnett Shale and Fayetteville Shale projects in order to preserve value and leasehold; and (iv) general corporate expenses.

         (g) Additional Collateral. With respect to any Property acquired after the Closing Date by the Company or any of its Subsidiaries (other than any Property described in paragraph (b) or paragraph (c) of this Section) as to which the Holder does not have a perfected Lien, the Company shall, and shall cause its Subsidiaries to, promptly (i) execute and deliver to the Holder or its agent such amendments to the Security Agreement or such other documents as such Holder deems necessary or advisable to grant to the Holder a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Holder and the holders of Other Debentures a perfected first priority security interest in such Property, including without limitation, the filing of Mortgages and UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be requested by such Holder; provided that no such Mortgages shall be required on or before the date that is 20 days following the Closing Date.

         (h) Stockholder Approval. If, after the Subscription Date, the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares, Interest Shares and Warrant Shares and shall take such other action as is necessary to cause such shares to be so listed, including, without limitation, using its best efforts to solicit its stockholders' approval of the transactions contemplated by the Transaction Documents and to cause the board of directors of the Company to recommend to the stockholders that they approve the same.

     (16) PARTICIPATION. The Holder, as the holder of this Debenture, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Debenture into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

     (17) VOTE TO ISSUE, OR CHANGE THE TERMS OF, DEBENTURES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Debenture or the Other Debentures.

     (18) TRANSFER. This Debenture and any shares of Common Stock issued upon conversion of this Debenture may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of
Section 2(f) of the Securities Purchase Agreement.

     (19) REISSUANCE OF THIS DEBENTURE.

     (a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of
Section 3(c)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

         (b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 19(d)) representing the outstanding Principal.

         (c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

         (d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Debenture, from the Issuance Date.

     (20) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Debenture. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (21) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

     (22) CONSTRUCTION; HEADINGS. This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any Person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

     (23) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     (24) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile
(a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

     (25) NOTICES; PAYMENTS.

             (a) Notices. Whenever notice is required to be given under this Debenture, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record
(A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.


             (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18.00%) per annum from the date such amount was due until the same is paid in full ("LATE CHARGE").

     (26) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Debenture have been paid in full in cash, this Debenture shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     (27) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture and the Securities Purchase Agreement.

     (28) GOVERNING LAW. This Debenture shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Debenture and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

     (29) CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

         (a) "ADDITIONAL WARRANTS" means warrants, in the form attached as Exhibit A, with an exercise price of $0.20 per share (as adjusted in the manner provided in the form of warrant for events occurring after the Subscription
Date), to purchase that number of shares of Common Stock equal to the amount determined by dividing the applicable Conversion Amount by the Conversion Price then in effect, and multiplying the result by the percentage set forth in column A below corresponding to the arithmetic average of the Weighted Average Price of the Common Stock on each of the five (5) consecutive Trading Days immediately preceding the date on which a Mandatory Conversion Notice is given set forth in column B below, as expressed as a percentage of the Conversion Price:

          Column A                                          Column B
             70%                                          125% - 175%
             60%                                          175% - 225%
             50%                                          225% - 300%
             25%                                             300%+

         (b) "ADJUSTED COMPANY CONVERSION PRICE" has the meaning set forth in the definition of Company Conversion Price.

         (c) "ADJUSTED INITIAL COMPANY CONVERSION PRICE" has the meaning set forth in the definition of Initial Company Conversion Price.

         (d) "APPROVED STOCK PLAN" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

         (e) "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business consistent with past practice, and (ii) the sale of Equity Interests in any of the Company's Subsidiaries; provided that distributions by the Company or any of its Subsidiaries of an interest in an oil and gas project, to participants, co-owners, partners, operators, interest holders or others, that are required pursuant to the documentation governing such oil and gas project shall not constitute an "Asset Sale".

         (f) "BARNETT SHALE PROPERTY" means the Company's working interests in leasehold acreage in Wise County, Texas.

         (g) "BLOOMBERG" means Bloomberg Financial Markets.

         (h) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

         (i) "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

         (j) "CAPITAL STOCK" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         (k) "CHANGE OF CONTROL" means any Fundamental Transaction other than
(i) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

         (l) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

         (m) "CLOSING DATE" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Debentures pursuant to the terms of the Securities Purchase Agreement.

         (n) "COMPANY CONVERSION MEASURING PERIOD" has the meaning set forth in the definition of Company Conversion Price.

         (o) "COMPANY CONVERSION PRICE" means, as of any date of determination, that price which shall be the lower of (i) the applicable Conversion Price and
(ii) the price computed as 82.5% of the arithmetic average of the Weighted Average Price of the Common Stock during each of the nineteen (19) consecutive Trading Days commencing on the Trading Day immediately after the applicable Installment Date (such period, the "COMPANY CONVERSION MEASURING PERIOD"); provided, however, that such arithmetic average of the Weighted Average Price of the Common Stock shall not be greater than the arithmetic average of the Weighted Average Price of the Common Stock during the first three (3) or last three (3) Trading Days of such Company Conversion Measuring Period. Notwithstanding the foregoing, in the event that as a result of the application of the Exchange Cap, the Company is unable to issue shares of Common Stock on an Installment Settlement Date using the Company Conversion Price as calculated pursuant to the foregoing sentence (the "UNADJUSTED COMPANY CONVERSION PRICE"), then the Company Conversion Price shall be the price equal to the arithmetic average of the Weighted Average Price of the Common Stock during each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the applicable Installment Settlement Date (such price, the "ADJUSTED COMPANY CONVERSION PRICE").

         (p) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options, but including for the avoidance of doubt, warrants) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

         (q) "ELIGIBLE MARKET" means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The Nasdaq National Market or The Nasdaq Capital Market.

         (r) "EQUITY CONDITIONS" means that each of the following conditions is satisfied as of the date of determination: (i) either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not be any Grace Period (as defined in the Registration Rights Agreement) then in effect or (y) all shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the one (1) year period ending on and including the date immediately preceding the applicable date of determination, the Company shall have delivered any Conversion Shares upon conversion of the Debentures and any Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 3(c) hereof (and analogous provisions under the Other Debentures) and Section 1(a) of the Warrants; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating
Section 3(d) hereof and the rules or regulations of the Principal Market; (v) the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document;
(vi) there shall not then exist (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or
(y) any shares of Common Stock issuable upon conversion of the Debentures and shares of Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

         (s) "EQUITY CONDITIONS FAILURE" means that during any period commencing with the delivery of the Company Installment Notice through the applicable Installment Date or Installment Settlement Date, as applicable, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

         (t) "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         (u) "EXCHANGE CAP LIMITATION SHARES" means (i) with respect to any conversion required pursuant to a Conversion Notice, a number of shares of Common Stock equal to the quotient of the Conversion Amount set forth in such Conversion Notice divided by the Conversion Price and (ii) with respect to any Company Conversion, a number of shares of Common Stock equal to the quotient of the Conversion Amount subject to conversion divided by the Unadjusted Company Conversion Price.

         (v) "EXCLUDED SECURITIES" means: (i) any Common Stock issued or issuable in connection with any Approved Stock Plan; (ii) any Common Stock issued or issuable upon conversion or redemption of the Debentures, the January Debentures or the June Debentures or the exercise of the Warrants or the warrants issued in connection with the January Debentures or the June Debentures; (iii) any Common Stock issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $50,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933 and "equity lines"); (iv) any Common Stock issued or issuable in connection with the payment of any Interest Shares on the Debentures, the January Debentures or the June Debentures; (v) any Common Stock issued or issuable upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date as disclosed in Schedule 3(r) to the Securities Purchase Agreement, provided that the terms of each such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; and (vi) up to 13,500,000 shares of Common Stock and associated warrants to purchase up to 13,500,000 shares of Common Stock, to be issued and sold to Millenium Global High Yield Fund Limited (or one or more of its designees or assignees) and/or to Line Trust Corporation Limited (or one or more of its designees or assignees), in each case within sixteen (16) calendar days after the Subscription Date, pursuant to agreements satisfactory in form and substance to the Required Holders.

         (w) "FISCAL QUARTER" means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company's fiscal year that ends on August 31, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

         (x) "FULL CONVERSION AMOUNT" means, as of any date of measurement, the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Debenture (without regard to any limitations on conversion set forth in Section 3(d) or otherwise).

         (y) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

         (z) "GAAP" means United States generally accepted accounting principles, consistently applied.

         (aa) "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

             (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

             (ii) other agreements or arrangements designed to manage interest rates or interest rate risk; and

             (iii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

         (bb) "HOLDER OPTIONAL CONVERSION MEASURING PERIOD" has the meaning set forth in the definition of Holder Optional Redemption Price.

         (cc) "HOLDER OPTIONAL REDEMPTION PRICE" means the lower of (i) that price which shall be computed as 82.5% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the fifteen (15) consecutive Trading Days immediately preceding the date on which the Holder delivers a Holder Optional Redemption Notice (each such period, a "HOLDER OPTIONAL CONVERSION MEASURING PERIOD") and (ii) the applicable Conversion Price. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock the applicable such Holder Optional Conversion Measuring Period.

         (dd) "INDEBTEDNESS" means, any indebtedness (excluding accrued expenses and trade payables), whether or not contingent:

             (i) in respect of borrowed money;

             (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

             (iii) in respect of banker's acceptances;

             (iv) representing Capital Lease Obligations;

             (v) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

             (vi) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the Company prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the Company or its Subsidiaries (whether or not such Indebtedness is assumed by the Company or such Subsidiary) and, to the extent not otherwise included, the guarantee by the Company or any of its Subsidiaries of any Indebtedness of any other Person.

         (ee) "INITIAL COMPANY CONVERSION PRICE" means, as of any date of determination, that price which shall be the lower of (i) the applicable Conversion Price and (ii) the price computed as 82.5% of the arithmetic average of the Weighted Average Price of the Common Stock during each of the fifteen
(15) consecutive Trading Days ending on the Trading Day immediately prior to the Installment Date (such period, the "INITIAL COMPANY MEASURING PERIOD"); provided, however, that such arithmetic average of the Weighted Average Price of the Common Stock shall not be greater than the arithmetic average of the Weighted Average Price of the Common Stock during the first three (3) or last three (3) Trading Days of such Initial Company Conversion Measuring Period. Notwithstanding the foregoing, in the event that as a result of the application of the Exchange Cap, the Company is unable to issue shares of Common Stock on an

Installment Date using the Initial Company Conversion Price as calculated pursuant to the foregoing sentence (the "UNADJUSTED INITIAL COMPANY CONVERSION PRICE") to determine the number of shares of Common Stock to be issued to the Holder as payment of any Company Conversion Amount on any Installment Date, then the Initial Company Conversion Price shall be the price equal to the arithmetic average of the Weighted Average Price of the Common Stock during each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the applicable Installment Date (such price, the "ADJUSTED INITIAL COMPANY CONVERSION Price").

         (ff) "INITIAL COMPANY MEASURING PERIOD" has the meaning set forth in the definition of Initial Company Conversion Price.

         (gg) "INITIAL MATURITY DATE" means the first day of the month immediately following the earlier of (i) the date on which the Registration Statement filed pursuant to the Registration Rights Agreement shall be declared effective by the SEC and (ii) the six-month anniversary of the Closing Date.

         (hh) "INSTALLMENT AMOUNT" means with respect to any Installment Date,
(i) the aggregate outstanding Principal of this Debenture divided by (y) the number of whole months from such Installment Date through the Maturity Date, plus (ii) all accrued and unpaid Interest on the aggregate Principal amount of this Debenture on such Installment Date, plus (iii) all accrued and unpaid Late Charges with respect to the aggregate Principal amount of this Debenture or Interest and any accrued and unpaid interest thereon. For the avoidance of doubt, any accrued and unpaid interest which may be paid pursuant to this definition shall be deducted from the total interest to be paid on any subsequent Interest Payment Date. In the event the Holder shall sell or otherwise transfer any portion of this Debenture, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

         (ii) "INSTALLMENT AMOUNT DEEMED PAID" means the result of the following formula: the product of (i) the arithmetic average of the Weighted Average Price for the Trading Days in the period beginning on the day after the Installment Date through the day before the Event of Default or Equity Conditions Failure, as applicable (such number of days, the "SHORTENED LIQUIDATION PERIOD") not to exceed the arithmetic average of the Weighted Average Price for the first and last 3 days of such Shortened Liquidation Period and (ii) the number of Pre-Installment Conversion Shares and (iii) the Shortened Liquidation Period divided by 19. If the Shortened Liquidation Period is 3 or fewer days, Installment Amount Deemed Paid will equal the product of (i) the arithmetic average of the Weighted Average Price over the number of Trading Days in such Shortened Liquidation Period and (ii) the number of Pre-Installment Conversion Shares and (iii) the number of days in such Shortened Liquidation Period divided by 19.

         (jj) "INSTALLMENT BALANCE CONVERSION SHARES" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares for such date minus (ii) the amount of any Pre-Installment Conversion Shares delivered on the Trading Day immediately prior to such date; provided that in the event that the amount of Pre-Installment Conversion Shares exceeds the Post-Installment Conversion Shares for such date the Installment Balance Conversion Shares shall equal zero (0).

         (kk) "INSTALLMENT DATE" means (i) the first day of each month commencing on the Initial Maturity Date and continuing for each subsequent month for the term of this Debenture until the principal amount due under this Debenture is paid in full in equal installments; and (ii) any other Installment Date scheduled by the Holder in connection with a Deferral Amount pursuant to
Section 8(d) hereof.

         (ll) "INTEREST CONVERSION PRICE" means, with respect to any Interest Date, that price which shall be computed as 82.5% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the five (5) consecutive Trading Days immediately preceding the applicable Interest Date (each, an "INTEREST MEASURING Period"). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

         (mm) "JANUARY DEBENTURES" means the senior secured convertible debentures issued and sold by the Company on January 5, 2006 pursuant to the January Transaction Documents, as the same may be amended from time to time in accordance with the terms hereof and thereof.

         (nn) "JANUARY TRANSACTION DOCUMENTS" means the Securities Purchase Agreement dated as of January 5, 2006 among the Company and the buyers named therein and the other transaction documents entered into in connection therewith, as the same may be amended from time to time in accordance with the terms hereof and thereof.

         (oo) "JUNE DEBENTURES" means the senior secured convertible debentures issued and sold by the Company on June 21, 2006 pursuant to the June Transaction Documents, as the same may be amended from time to time in accordance with the terms hereof and thereof.

         (pp) "JUNE TRANSACTION DOCUMENTS" means the Securities Purchase Agreement dated as of June 21, 2006 among the Company and the buyers named therein and the other transaction documents entered into in connection therewith, as the same may be amended from time to time in accordance with the terms hereof and thereof.

         (qq) "MEASURING PERIOD" means any of the Interest Measuring Period or Company Conversion Measuring Period, as applicable.

         (rr) "MORTGAGE" means a Mortgage in form and substance reasonably satisfactory to the Holder, as it may be amended, supplemented or otherwise modified from time to time.

         (ss) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

         (tt) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

         (uu) "PERMITTED INDEBTEDNESS" means (a) purchase money debt, Capital Lease Obligations or other Indebtedness incurred in connection with the acquisition of an interest in property, equipment, entities or other assets, provided that such purchase money debt, Capital Lease Obligations or other Indebtedness either (i) is recourse only to the interests in property, equipment, entities or other assets so acquired or (ii) is incurred by the Company and not by any Subsidiary of the Company, and (b) Indebtedness described in Schedule 3(s) of the Securities Purchase Agreement.

         (vv) "PERMITTED LIENS" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company's obligations under the Debentures, (v) Liens securing purchase money debt, Capital Lease Obligations or other Indebtedness incurred pursuant to clause (a) of the definition of Permitted Indebtedness, provided that such Liens do not extend and otherwise are not recourse to any assets of the Company or its Subsidiaries other than the interests in property, equipment, entities or other assets acquired with such purchase money debt, Capital Lease Obligations or other Indebtedness; and (vi) Liens securing Indebtedness permitted by Section 15(b)(iv) to the extent that they are pari passu or junior to the security interests with respect to the Debenture, the Other Debentures, the January Debentures or the June Debentures.

         (ww) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

         (xx) "POST-INSTALLMENT CONVERSION SHARES" means, for any Installment Date, that number of shares of Common Stock equal to the applicable Company Conversion Amount for such Installment Date divided by the Company Conversion Price (without taking into account the delivery of any Pre-Installment Conversion Shares), rounded up to the nearest whole share of Common Stock.

         (yy) "PRINCIPAL MARKET" means the NASD OTC Bulletin Board.

         (zz) "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, capital stock.

         (aaa) "REDEMPTION PREMIUM" means (i) in the case of the Events of Default described in Section 4(a)(i) - (vi) and (ix) - (xiii), 120%, (ii) in the case of the Events of Default described in Section 4(a)(vii) - (viii), 100%, or
(iii) in the case of the Event of Default described in Section 4(a)(xiv), 200%.

         (bbb) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Debentures relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants.

         (ccc) "REQUIRED HOLDERS" means the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding.

         (ddd) "SEC" means the United States Securities and Exchange Commission.

         (eee) "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Debentures pursuant to which the Company issued the Debentures.

         (fff) "SECURITY AGREEMENT" means the Pledge and Security Agreement dated as of the Subscription Date among the Company, its Subsidiaries, the holder of this Debenture and the holders of the Other Debentures.

         (ggg) "SECURITY DOCUMENTS" means the Security Agreement, the Mortgages, if any, and all other instruments, documents and agreements delivered by the Company or any of its Subsidiaries in order to grant to any holder of a Debenture or Other Debenture, a Lien on any real, personal or mixed property of the Company or one of its Subsidiaries as security for the obligations under the Debentures and Other Debentures.

         (hhh) "SENIOR DEBENTURES" means, collectively, this Debenture, the Other Debentures, the January Debentures and the June Debentures.

         (iii) "SUBSCRIPTION DATE" means November 16, 2006.

         (jjj) "SUCCESSOR ENTITY" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

         (kkk) "TRADING DAY" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "TRADING DAY" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

         (lll) "UNADJUSTED COMPANY CONVERSION PRICE" has the meaning set forth in the definition of Company Conversion Price.

         (mmm) "UNADJUSTED INITIAL COMPANY CONVERSION PRICE" has the meaning set forth in the definition of Initial Company Conversion Price. (nnn) "WARRANTS" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

         (ooo) "WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

     (30) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Debenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as of the Issuance Date set out above.


                                          MAVERICK OIL AND GAS, INC.


                                          By:_____________________________
                                          Name:
                                          Title:

                                    EXHIBIT I

                           MAVERICK OIL AND GAS, INC.
                                CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Debenture (the "DEBENTURE") issued to the undersigned by Maverick Oil and Gas, Inc. (the "COMPANY"). In accordance with and pursuant to the Debenture, the undersigned hereby elects to convert the Conversion Amount (as defined in the Debenture) of the Debenture indicated below into shares of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of the Company, as of the date specified below.

         Date of Conversion:____________________________________________________

         Aggregate Conversion Amount to be converted:___________________________

Please confirm the following information:

         Conversion Price:______________________________________________________

         Number of shares of Common Stock to be issued:_________________________

Please issue the Common Stock into which the Debenture is being converted in the following name and to the following address:

         Issue to:______________________________________________________________

                   _____________________________________________________________

                   _____________________________________________________________

         Facsimile Number:______________________________________________________

         Authorization:_________________________________________________________

                  By:___________________________________________________________

                           Title:_______________________________________________

Dated:________________________________________________________________________

         Account Number:________________________________________________________
         (if electronic book entry transfer)

         Transaction Code Number:_______________________________________________
         (if electronic book entry transfer)

Installment Amounts to be reduced and amount of reduction:______________________

                                 ACKNOWLEDGMENT

                  The Company hereby acknowledges this Conversion Notice and hereby directs StockTrans, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November 16, 2006 from the Company and acknowledged and agreed to by StockTrans, Inc.


                                          MAVERICK OIL AND GAS, INC.


                                          By:_____________________________
                                          Name:
                                          Title: